                                                        Exhibit 4.11

                                   EXHIBIT X
                                   ---------


       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.


                                 W A R R A N T
                                 -------------

For the Purchase of Common Stock, Par Value $.05 per Share of

                          PARTECH HOLDINGS CORPORATION

             (Incorporated under the Laws of the State of Delaware)


No.    _________              Warrant to Purchase _________ Shares


       THIS IS TO CERTIFY that, for value received, __________________________ or assigns (the "Holder") is entitled, subject to the terms and conditions set forth herein, at any time beginning [six months after the initial issuance of this Warrant] until 5:00 p.m., New York City time, on [five years from the date of issuance], but not thereafter, to purchase the number of shares set forth above of Common Stock, par value $.05 per share (the "Common Stock"), of PARTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company"), from the Company at a purchase price of ___ Dollars ($____) per share [exercise price determined in accordance with

Section 1(a), 1(b) or 2, as the case may be, of the Company's 6% Secured Note issued June __, 1994 (the "Note")], if and to the extent this Warrant is exercised, in whole or in part, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the shares of Common Stock so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto duly executed, and accompanied, except as provided in Section 1 hereof, by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Company. This Warrant shall be dated the date of its issuance.

       1. EXERCISABILITY. The rights represented by this Warrant are exercisable at the option of the Holder in whole at any time, or in part from time to time, at the price above specified. In case of the purchase of less than all the shares as to which this Warrant is exercisable, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the shares purchasable hereunder.

               Notwithstanding any other provision of this Warrant to the contrary, the Holder shall not be required or permitted to exercise any of the exercise rights to receive securities of the Company if such action by the Holder would result in the Holder becoming the beneficial owner of an aggregate of more than 5% of the then outstanding shares of any class of voting equity of the Company, as calculated pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

        Upon the exercise of this Warrant, the issuance of certificates for shares of Common Stock and/or other securities, properties or rights underlying this Warrant shall be made forthwith





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(and in any event within five (5) business days  thereafter) without charge to the Holder including, without limitation, any tax that may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax in respect of income or capital gain of the Holder or any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder (a "Transfer Tax"), and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such Transfer Tax or shall have established to the satisfaction of the Company that any such Transfer Tax has been paid.

       In addition to the method of payment set forth herein and in lieu of any cash payment required hereunder, the Holder shall have the right, at any time and from time to time, to exercise this Warrant in full or in part by surrender hereof in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined in Section 2.1 hereof, subject to the next sentence) of the Common Stock less the Exercise Price (as defined in Section 2.1 hereof) and the denominator of which is such Market Price. Solely for the purposes of this
Section 1, Market Price shall equal the Market Price on the date on which the form of election attached hereto is deemed to have been sent to the Company.





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       2.      Adjustments to Exercise Price and Number of Securities.
               -------------------------------------------------------
       2.1 COMPUTATION OF ADJUSTED EXERCISE PRICE. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including shares held in the Company's treasury, shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the "Exercise Price" (defined below) in effect immediately prior to the issuance or sale of such shares or the "Market Price" (defined below) per share of Common Stock on the date immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing
(A) an amount equal to the sum of (X) the product of (a) the lower of (i) the Exercise Price in effect immediately prior to such issuance or sale and (ii) the Market Price per share of Common Stock on the date immediately prior to the issuance or sale of such shares, in either event, reduced, but not below .001, by the positive difference between (u) the Market Price per share of Common Stock on the date immediately prior to the issuance or sale and (v) the amount per share received in connection with such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by
(B) the total number of shares of Common Stock outstanding immediately after such issuance or sale;





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provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 2.3 hereof.

       For the purposes of this Warrant, the term "Exercise Price" shall mean $_____ per share of Common Stock [exercise price determined in accordance with
Section 1(a), 1(b) or 2, as the case may be, of the Note], as adjusted from time to time pursuant to the provisions of this Section 2.

       For the purposes of any computation to be made in accordance with this
Section 2, the following provisions shall be applicable:

       (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.





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       (ii)    In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

       (iii) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

       (iv) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (ii) of this Section 2.1.





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       (v)     The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

       (vi) As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average closing bid price as furnished by Nasdaq through the Nasdaq National or Small Cap Market or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

       2.2 OPTIONS, RIGHTS, WARRANTS AND CONVERTIBLE AND EXCHANGEABLE SECURITIES. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect





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
or the Market Price immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 2 hereof, provided that:

               (a) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Warrant), if any, received by the Company for such options, rights or warrants.

               (b) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of this Warrant) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.





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
               (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 2.2, or the price per share at which the securities referred to in subsection (b) of this Section 2.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

       2.3 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

       2.4 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 2, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.





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       2.5     DEFINITION OF COMMON STOCK.  For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company, as amended through the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall, after the date hereof, issue securities with greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of this Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

       2.6 RECLASSIFICATION, MERGER OR CONSOLIDATION. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or as a result of a subdivision or combination) or in case of any consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the Company, in the case of such a reclassification or change, or the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant providing that the Holder shall have the right thereafter (until the expiration of this Warrant) to receive, upon exercise of such supplemental warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale or





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
transfer. Such supplemental warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 2 hereof. The above provisions of this Subsection shall similarly apply to successive reclassifications, changes, consolidations or mergers.

       2.7 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

               (a) Upon the issuance or sale of (i) the shares of Common Stock issuable upon the exercise of this Warrant, (ii) the shares of Common Stock and warrants issuable upon the conversion of the Company's 6% Secured Notes and any exercise of such warrants, (iii) the shares of Common Stock issuable upon the exercise of the Company's options or warrants outstanding as of June 15, 1994 as set forth in Schedule D(ii), or (iv) the securities issuable pursuant to the Underwritten Public Offering, including the Underwriter's options and warrants; or

               (b) If the amount of such adjustment shall be less than two cents per share of Common Stock, provided, however, that in such a case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least two cents (2 cents) per share of Common Stock.

       2.8 DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall, at any time prior to the exercise of this Warrant, declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property,





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rights, evidences of indebtedness, securities (other than shares of  Common
Stock), whether issued by the Company or by another, or any other thing of value, the Holder shall thereafter be entitled to receive, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, upon the exercise of this Warrant, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that the Holder would have been entitled to receive at the time of such dividend or distribution as if this Warrant had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 2.8.

       3. REGISTRATION. The registration rights of the Holder and the obligations of the Company with respect to registration are set forth in the 6% Secured Note, a copy of which is attached hereto.

       4. NO REQUIREMENT TO EXERCISE. Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant prior to or in connection with the effectiveness of a registration statement.

       5. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and, except as provided in Section 2.8 hereof, no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.





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       6.      EXCHANGE.  This Warrant is exchangeable upon the surrender hereof by the Holder to the Company for new warrants of like tenor representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new warrants to represent the right to purchase such number of shares as shall be designated by the Holder at the time of such surrender.

       Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation hereof, if mutilated, the Company will make and deliver a new warrant of like tenor and amount, in lieu hereof.

       7. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests. All fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights receivable upon exercise of this Warrant.

       8. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price, all





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shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges and quoted by all automated quotation reporting systems on or by which the Common Stock may then be listed and/or quoted.

       9. NOTICES TO HOLDER. If at any time prior to the expiration of this Warrant or its exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;





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then, in any one or more of said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

       10. INFORMATIONAL REQUIREMENTS. The Company will transmit to the Holder such information, documents and reports as are generally distributed to stockholders of the Company concurrently with the distribution thereof to such stockholders.

       11. NOTICE. Notices to be given to the Company or the Holder shall be deemed to have been sufficiently given if delivered personally (with delivery confirmed by receipt signed by recipient) or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication with delivery confirmed. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. The address of the Company is 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221, Facsimile Number (614) 538-0670, and the Company shall





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
give written notice of any change of address to the Holder. The address of the Holder shall be the address of the Holder as set forth in the books and records of the Company.

       12. CONSENT TO JURISDICTION AND SERVICE. The Company consents to the jurisdiction of any court of the State of New York, and of any federal court located in New York, in any action or proceeding arising out of or in connection with this Warrant. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, by certified mail directed to the Company at the location provided for in Section 11 hereof, or, in the alternative, in any other form or manner permitted by law.

       13. SUCCESSORS. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective heirs, legal representatives, successors and assigns.

       14. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE RULES GOVERNING CONFLICTS OF LAW.





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
       IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its President and its seal affixed and attested by its Secretary.


Dated:  ____________, 199_

                                        PARTECH HOLDINGS CORPORATION



                                        By:_____________________________________
                                           Name:
                                           Title:

[Corporate Seal]

ATTEST:

__________________________________________________
                   Secretary





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


                                   ASSIGNMENT

                          To Be Executed by the Holder
                        If He/She Desires To Assign The
                            Warrant In Its Entirety


FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto _____________________________________________________________the right to
(Please insert Social Security or other identifying number of Assignee) purchase _____________ shares of Common Stock of the within named Company evidenced by the within Warrant, together will all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney ____________________________________________________ to transfer the said
Warrant on the books of said Company, with full power of substitution in the premises.

Dated:         __________________, 199_



                                        ________________________________________
                                        (Signature)

NOTE: The signature to this Assignment must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.


                                        SIGNATURE GUARANTEED:


                                        ________________________________________





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
                         [FORM OF ELECTION TO PURCHASE]



        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by this Warrant Certificate for, and to purchase ________________ shares of Common Stock of PARTECH HOLDINGS CORPORATION and herewith makes payment of $_________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ____________________, whose address is__________________________.

Dated:


                                        Signature_______________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)



                                        ________________________________________
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)





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
                    [FORM OF CASHLESS ELECTION TO PURCHASE]



        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right, represented by this Warrant Certificate, to purchase ______________ shares of Common Stock of PARTECH HOLDINGS CORPORATION and requests that the certificates for such shares be issued in the name of, and delivered to _______________________________, whose address is
________________________________________________.

Dated:


                                        Signature_______________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)



                                        _______________________________________
                                        (Insert Social Security or Other
                                        Identifying Number of Holder)





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